                                                                    EXHIBIT 4.14



                             STOCKHOLDERS' AGREEMENT


                                  by and among

                                  ZILOG, INC.,

                             TPG PARTNERS II, L.P.,

                             TPG INVESTORS II, L.P.,

                             TPG PARALLEL II, L.P.,

                                       and

                    CERTAIN OTHER STOCKHOLDERS of ZILOG, INC.

                           dated as of March 26, 1998

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I......................................................................2
        SECTION 1.01  Definitions..............................................2
        SECTION 1.02  Interpretation...........................................5


ARTICLE II.....................................................................6
        SECTION 2.01  General Prohibition on Transfers of Securities...........6
        SECTION 2.02  Permitted Transfers by TPG...............................6
        SECTION 2.03  Permitted Transfers by Retaining Stockholders............6
        SECTION 2.04  Tag-Along Rights.........................................8
        SECTION 2.05  Drag-Along Rights........................................9
        SECTION 2.06  Transfer Costs; Closing.................................10
        SECTION 2.07  Restrictive Legend......................................11


ARTICLE III...................................................................11
        SECTION 3.01  Piggy Back Registration.................................11
        SECTION 3.02  Registration Procedures.................................13
        SECTION 3.03  Indemnification; Contribution...........................15


ARTICLE IV....................................................................18
        SECTION 4.01  Transactions with Affiliates............................18
        SECTION 4.02  Conflict with Certificate and/or Bylaws.................18
        SECTION 4.03  Amendment...............................................18
        SECTION 4.04  Specific Performance....................................18
        SECTION 4.05  Successors and Assigns..................................18
        SECTION 4.06  Shares Subject to this Agreement........................19
        SECTION 4.07  Notices.................................................19
        SECTION 4.08  Complete Agreement; Counterparts........................20
        SECTION 4.09  Term of the Agreement...................................20
        SECTION 4.10  Headings................................................20
        SECTION 4.11  Choice of Law...........................................20
        SECTION 4.12  Consent by TPG and by the Retaining Stockholders........21

                             STOCKHOLDERS' AGREEMENT


        THIS STOCKHOLDERS' AGREEMENT (the "Agreement"), dated as of March 26, 1998, by and among ZILOG, INC. (the "Company"), TPG PARTNERS II, L.P. ("TPG Partners"), TPG INVESTORS II, L.P., TPG PARALLEL II, L.P. (TPG Partners II, L.P., TPG Investors II, L.P. and TPG Parallel II, L.P., each a "member" of, and collectively referred to as, "TPG"), and each of the individuals or entities that are (or are deemed to be) or become signatories hereto (each of such other individuals or entities are collectively referred to herein as the "New Stockholders"). TPG and the New Stockholders are referred to herein collectively as the "Stockholders" and individually as a "Stockholder".

        WHEREAS, TPG Partners and the Company have entered into that certain Agreement and Plan of Merger dated as of July 20, 1997, as amended by Amendments Number One, Number Two and Number Three dated as of November 18, 1997, December 10, 1997 and January 26, 1998, respectively, (the "Merger Agreement") which provided for the merger (the "Merger") of TPG Zeus Acquisition Corporation, a subsidiary of TPG Partners, with and into the Company with the Company being the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"), upon the terms and subject to the conditions set forth in the Merger Agreement;

        WHEREAS, in connection with the consummation of the Merger, TPG acquired a certain number of Shares of the Company;

        WHEREAS, it has been proposed that TPG sell to the New Stockholders, and the New Stockholders acquire from TPG, a certain number of Shares of the Company; and

        WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of agreeing to certain aspects of their relationship as stockholders of the Company following the consummation of the proposed sale of Shares contemplated hereby.

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions hereof, the parties hereto agree as follows:

                                    ARTICLE I

        SECTION 1.01 Definitions. In addition to the terms defined herein, for purposes of this Agreement, the following terms shall have the meanings specified below. Capitalized terms used but not defined herein having the meanings set forth in the Merger Agreement.

        "100% Affiliate" shall mean (i) when used with reference to any entity,
(A) any partnership of which one hundred percent (100%) of either the capital or profit interests of such partnership is directly or indirectly owned or controlled by such entity or (B) any corporation or limited liability company of which one hundred percent (100%) of the outstanding voting securities or member interests of such corporation is, directly or indirectly, owned or controlled by such entity; and (ii) when used with respect to any natural person, any trust created for the benefit of such person and/or members of such person's family.

        "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise; and the term "voting securities" means securities or interests entitling the holder thereof to vote or designate directors or individuals performing a similar function.

        "Agreement" has the meaning ascribed to it in the preamble hereto.

        "Applicable Amount" has the meaning ascribed to it in Section 2.04(a) hereof.

        "Board" means the Board of Directors of the Company.

        "Bona Fide Offer" means with respect to an offer from a Person pursuant to Section 2.03(c) or 2.05, an offer (i) from a Person who (A) makes such offer in good faith, (B) is not an Affiliate of the Person receiving the offer and (C) has the financial capability to purchase the Shares pursuant to the offer and
(ii) whose terms do not conflict with the provisions of this Agreement.

        "Certificate" shall mean the certificate of incorporation of the Company as amended in accordance with the Merger Agreement and in effect immediately following the Effective Time.

        "Common Stock" shall mean the voting common stock, par value $.01 per share, of the Company.

        "Company" has the meaning ascribed to it in the preamble hereto.

        "Drag-Along Notice" means a written notice delivered to the New Stockholders by TPG pursuant to Section 2.05 hereof pursuant to which each of the New Stockholders shall transfer all of its respective Shares to a Person making a Bona Fide Offer. Such notice shall include, without limitation, the identity of such Person, the price and other material terms and conditions of the proposed transfer, the closing date of the proposed transfer and, if applicable, TPG's valuation of any non-cash consideration to be received by TPG and the New Stockholders pursuant to such proposed transfer.

        "Electing Stockholder" means, depending upon the context used, a New Stockholder who has delivered an Election Notice pursuant to Section 2.04(a) hereof or a New Stockholder who has sold its Shares to a Prospective Purchaser pursuant to Section 2.04(b) hereof.

        "Election Notice" has the meaning ascribed to it in Section 2.04(a) hereof.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Initial Public Offering" has the meaning ascribed to it in Section 2.04(a) hereof.

        "Merger" has the meaning ascribed to it in the recitals.

        "NASDAQ" has the meaning ascribed to it in Section 3.02(a)(ix) hereof.

        "New Stockholder Affiliate" has the meaning ascribed to it in Section 2.03(a) hereof.

        "New Stockholders" has the meaning ascribed to it in the preamble hereto.

        "Notice Date" has the meaning ascribed to it in Section 2.03(c) hereof.

        "Notice of Offer" has the meaning ascribed to it in Section 2.03(c) hereof.

        "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or any other entity or any government or political subdivision or an agency, department or instrumentality thereof.

        "Prospective Purchaser" has the meaning ascribed to it in Section 2.04(a) hereof.

        "Registrable Securities" means (i) the Shares and (ii) any shares of common stock of the Company issued or issuable by way of stock dividend or other distribution or stock split or in connection with a combination, exchange or replacement of Shares, recapitalization, merger, consolidation or other reorganization or otherwise with respect to Registrable Securities. Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed by a Person pursuant to a Rule 144 Sale or Rule 144(k) Sale or (iii) such securities shall have been otherwise transferred and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company.

        "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Article III including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, but excluding (i) any allocation of salaries of personnel of the Stockholders on whose behalf Registrable Securities are being registered or other general overhead expenses of such Stockholders or other expenses for the preparation of financial statements or other data prepared by such Stockholders,
(ii) any fees or expenses of legal counsel (other than the reasonable and documented fees and expenses of one special counsel for all of the Stockholders and Retaining Stockholders requesting Registrable Securities to be included in each registration statement pursuant to Section 3.01 hereof and pursuant to
Section 3.01 of the Retaining Stockholders Agreement, respectively), financial advisors, accountants or other consultants or advisors engaged by the Stockholders on whose behalf Registrable Securities are being registered, and
(iii) underwriting fees, discounts and commissions and applicable transfer taxes, if any, applicable to the sale of Registrable Securities which shall be borne in all cases by the Stockholder or Stockholders on whose behalf Registrable Securities are being sold.

        "Retaining Stockholders" means the "Retaining Stockholders" as defined in the Retaining Stockholders Agreement.

        "Retaining Stockholders Agreement" means that certain Stockholders' Agreement, dated as of February 27, 1998, by and among the Company, TPG Partners and each of the other signatories thereto, as the same may be amended from time to time.

        "Rule 144 Sale" means a sale (other than a Rule 144(k) Sale) pursuant to, and in compliance with, Rule 144 of the 1933 Act, as such rule may be amended from time to time or any similar rule or regulation enacted after the date of this Agreement.

         "Rule 144(k) Sale" means a sale pursuant to, and in compliance with, Rule 144(k) of the 1933 Act, as such rule may be amended from time to time, or any similar provision, rule or regulation enacted after the date of this Agreement which, upon compliance with its non-affiliate and holding period requirements, terminates the volume, manner or other restrictions set forth in Rule 144 of the 1933 Act.

        "SEC" means the Securities and Exchange Commission.

        "Shares" means all of the issued and outstanding shares of Common Stock and Class A non-voting common stock, par value $.01 per share, of the Company.

        "Stockholder" has the meaning ascribed to it in the preamble hereto.

        "Subsidiary" means, with respect to any Person, any other Person of which a majority of the outstanding voting securities or ownership interests is owned, directly or indirectly, by such Person.

        "Tag-Along Notice" has the meaning ascribed to it in Section 2.04(a) hereof.

        "Tag-Along Rights" means the rights of the New Stockholders pursuant to
Section 2.04.

        "TPG" has the meaning ascribed to it in the preamble hereto.

        "TPG Partners" has the meaning ascribed to it in the preamble hereto.

        SECTION 1.02 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:

        (a) the terms defined in this Article I or elsewhere in this Agreement have the meanings assigned to them in this Article I or elsewhere in this Agreement and include the plural as well as the singular and vice-versa;

        (b) words importing neuter or gender include all genders;

        (c) any reference to an "Article", a "Section", an "Exhibit" or a "Schedule" refers to an Article, a Section, an Exhibit or a Schedule, as the case may be, of this Agreement;

        (d) all references to this Agreement and the words "herein", "hereof", "hereto", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit, Schedule or other subdivision;

        (e) any references to agreements or contracts, including this Agreement, shall mean such agreements or contracts together with all exhibits, schedules, appendices and attachments thereto and as such agreements or contracts may be amended, restated, supplemented or otherwise modified from time to time; and

        (f) the determination of whether a Person is a "beneficial owner," has "beneficial ownership" or "beneficially owns" Shares or any other securities shall be made in accordance with Rule 13d-3 of the 1934 Act.

                                   ARTICLE II

                              TRANSFER RESTRICTIONS

        SECTION 2.01 General Prohibition on Transfers of Securities. No New Stockholder shall, directly or indirectly, sell, assign, pledge, hypothecate, encumber or otherwise dispose (voluntarily or involuntarily) of any Shares or any interest therein beneficially owned by it (all of which acts shall be deemed included in the term "transfer" as used in this Agreement) unless (i) such transfer is expressly permitted by, and made in compliance with, the terms of Sections 2.03, 2.04, 2.05 or 3.01, or (ii) such transfer is made to a member of TPG or one or more of TPG's Affiliates. Any transfer in violation of such restrictions shall be void and ineffectual and shall not operate to transfer any interest of title in the Shares so transferred to the proposed transferee. If, notwithstanding the immediately preceding sentence, any such transfer is held by a court of competent jurisdiction to be effective, then the provisions of this Agreement shall apply to the transferee and to any subsequent transferee as fully as if such transferee were a party hereto.

        SECTION 2.02 Permitted Transfers by TPG. Each member of TPG may, at any time and from time to time after the date hereof, transfer (voluntarily or involuntarily) any Shares or any interest therein beneficially owned by it to any Person (including any of its Affiliates) free and clear of any restrictions set forth in this Agreement, subject only to the obligations of such member of TPG under the second sentence of this Section 2.02 and under Section 2.04 of this Agreement. In the event any member of TPG transfers any Shares or any interest therein beneficially owned by it to an Affiliate of TPG (a "TPG Transferee"), then such member of TPG shall remain liable for such TPG Transferee's failure to perform its obligations under this Agreement with respect to such transferred Shares, such TPG Transferee shall take such Shares subject to all the provisions of this Agreement, and prior to such transfer, such TPG Transferee shall (a) execute and deliver to the Company (i) a written agreement, satisfactory in substance and form to the Company, assuming all of the obligations (including, without limitation, the obligations set forth in Section 2.04) of such member of TPG under this Agreement with respect to such transferred Shares and (ii) such other documents as may be reasonably necessary, in the opinion of the Company, to assume such obligations, and (b) agree that it will not cease to be an Affiliate of TPG unless prior to the time such TPG Transferee ceases to be an Affiliate of TPG, such TPG Transferee transfers to such member of TPG all Shares owned by such TPG Transferee.

        SECTION 2.03 Permitted Transfers by New Stockholders. (a) Notwithstanding the provisions of Section 2.01 and without first offering its Shares to TPG as contemplated by Section 2.03(c), any New Stockholder may transfer the Shares beneficially owned by it to a 100% Affiliate of such New Stockholder (a "New Stockholder Affiliate"); provided, that such New Stockholder shall remain liable for such New Stockholder Affiliate's failure to perform its obligations under this Agreement with respect to such transferred Shares, such New Stockholder Affiliate shall take such Shares subject to all the provisions of this Agreement, and prior to such transfer such New Stockholder Affiliate shall (i) execute and deliver to the Company and TPG (x) a written agreement, satisfactory in substance and form to TPG, assuming all of the obligations (including, without limitation, the obligations set forth in Section 2.05) of such New

Stockholder under this Agreement with respect to such transferred Shares and (y) such other documents as may be reasonably necessary, in the opinion of TPG, to assume such obligations, and (ii) agree that it will not cease to be a 100% Affiliate of such New Stockholder unless prior to the time such New Stockholder Affiliate ceases to be a 100% Affiliate of such New Stockholder, such New Stockholder Affiliate transfers to such New Stockholder all Shares owned by such New Stockholder Affiliate.

        (b) Notwithstanding the provisions of Section 2.01 and without first offering its Shares to TPG as contemplated by Section 2.03(c), any New Stockholder may, at any time after the date hereof, pledge, hypothecate or encumber any Shares beneficially owned by it to a financial institution; provided that the pledgee (and any subsequent transferee) agrees in writing to execute and deliver to the Company and TPG (i) a written agreement, satisfactory in substance and form to TPG, assuming all of the obligations (including, without limitation, the obligations set forth in Section 2.05) of such Stockholder under this Agreement with respect to such Shares and (ii) such other documents as may be reasonably necessary, in the opinion of TPG, to assume such obligations.

        (c) Notwithstanding the provisions of Section 2.01 but on the terms and subject to the conditions set forth below in this Section 2.03(c) (including the last sentence of this Section 2.03(c)), each New Stockholder may transfer all or a portion of its Shares to a third party pursuant to a Bona Fide Offer. If at any time after the date hereof, a New Stockholder desires to transfer all or a portion of the Shares owned by it to a third party, such New Stockholder shall give prompt written notice (a "Notice of Offer") to the Company and TPG, which notice shall contain the proposed purchase price for the Shares being offered, the proposed closing date for such transfer, the number of Shares which the New Stockholder proposes to transfer and any other material term or condition of the transfer. If a New Stockholder has received any written offer to purchase all or a portion of the Shares owned by it, the Notice of Offer shall also contain a true and complete copy of such offer. The date on which such notice is actually received by the Company and TPG is referred to hereinafter as the "Notice Date." The Notice of Offer shall be deemed an irrevocable offer to sell to TPG (or any Person designated by TPG) such Shares on the terms and conditions set forth in the Notice of Offer. TPG shall have 20 days following the Notice Date to notify in writing the New Stockholder of its election to purchase such Shares (or to have such Shares purchased by its designee). If TPG notifies the New Stockholder of its election to purchase such Shares, the closing for such transaction shall take place in accordance with the terms of Section 2.06 but in any event no earlier than 45 days from the date of the Notice of Offer, provided that if the proposed transfer by the New Stockholder to the third party provides for the payment of non-cash consideration, TPG may in its discretion, in lieu thereof, pay the New Stockholder in cash the fair market value of such non-cash consideration (which fair market value shall be determined by TPG if such New Stockholder, in its sole discretion, agrees with such determination or, in the absence of such agreement, by an independent investment bank selected jointly by TPG and such New Stockholder (or if there is no agreement as to the selection of the independent investment bank, by an independent investment bank selected by lot from among six such investment banks selected by TPG)). If the New Stockholder does not receive such written notice from TPG within the 20 day period, TPG shall be deemed to have declined to purchase such Shares and the New Stockholder may transfer all, but not less than all, of the Shares indicated in the Notice of Offer upon the terms and conditions set forth therein; provided that as a condition to such transfer, the transferee shall execute and deliver to the Company and TPG (i) a written agreement, satisfactory in substance and form to TPG, assuming all of the obligations (including, without limitation, the obligations set forth in Section 2.05) of such New Stockholder under this Agreement with respect to such transferred Shares and (ii) such other documents as may be reasonably necessary, in the opinion of TPG, to assume such obligations; provided further that, if the New Stockholder does not complete the contemplated sale within 90 days of the Notice Date, the provisions of this Section 2.03(c) shall again apply, and no transfer of Shares shall be made otherwise than in accordance with this Agreement. Notwithstanding anything herein to the contrary, the terms and conditions of this Section 2.03(c) do not apply to transfers by any New Stockholder pursuant to Section 2.03(a), Section 2.03(b), 2.04, 2.05, Section 3.01 or in connection with any merger or business combination of the Company approved by the Board.

        SECTION 2.04 Tag-Along Rights. Notwithstanding the provisions of Section
2.01 and without first offering its Shares to TPG as contemplated by Section 2.03(c), in the event that at any time after the date hereof and prior to the completion of an initial public offering of any of the Shares (the "Initial Public Offering"), TPG reaches a binding agreement with a Person to sell all or a portion of its Shares that would result in any Person (together with its Affiliates) unaffiliated with TPG holding 40% or more of the voting power of the Company, TPG shall cause the prospective purchaser ("Prospective Purchaser"), subject to the terms and conditions set forth in this Section 2.04 and subject further to the terms and conditions set forth in Section 2.05, which terms and conditions shall control in the event that TPG is proposing to sell all of its shares of Common Stock, to purchase from each Electing Stockholder (in lieu of purchasing from TPG) that number of shares of Common Stock then owned by such Electing Stockholder that equals the product of (1) the number of shares of Common Stock then owned by such Electing Stockholder multiplied by (2) a fraction, the numerator of which equals the number of shares of Common Stock to be purchased by the Prospective Purchaser from TPG and the denominator of which equals the total number of shares of Common Stock then owned by TPG (the "Applicable Amount"). TPG shall notify promptly each of the New Stockholders in writing of any such binding agreement, indicating the price and other material terms and conditions of the proposed sale, the identity of the Prospective Purchaser, the intended closing date of such sale, the percentage of issued and outstanding shares of Common Stock being sold by TPG and the Applicable Amount of shares of Common Stock of each New Stockholder that may be sold by such New Stockholder pursuant to this Section 2.04(a) (the "Tag-Along Notice") and shall provide a copy of such binding agreement to each of the New Stockholders. Any purchase by the Prospective Purchaser of the Applicable Amount of shares of Common Stock of any Electing Stockholder shall be at the same consideration per share of Common Stock and on the same terms and conditions as are applicable to TPG in such transaction. Each of the New Stockholders will have 20 days from receipt of the Tag-Along Notice (or any amendment or supplement thereto) to notify TPG in writing of its election to exercise its Tag-Along Rights (an "Election Notice") and to exercise its Tag-Along Rights pursuant to this Section
2.04. In the event that a New Stockholder notifies TPG in writing of its election to exercise Tag-Along Rights within 20 days of the receipt of a Tag-Along Notice and such New Stockholder subsequently receives an amendment or supplement to such Tag-Along Notice from TPG, such

New Stockholder shall be able to withdraw its previously given election to exercise Tag-Along Rights by giving written notice to TPG within 20 days of the receipt of such amendment or supplement. In the event TPG does not receive an Election Notice from any of the New Stockholders within 20 days of receipt of the Tag-Along Notice (or any amendment or supplement thereto), such Person shall be deemed to have elected not to exercise its Tag-Along Rights hereunder. Notwithstanding anything to the contrary contained herein, (i) TPG shall not be obligated to cause a Prospective Purchaser to purchase any New Stockholders' shares of Common Stock hereunder if at the time of such sale (but prior to giving effect thereto) TPG beneficially owns less than 40% of the voting power of the Company and (ii) TPG shall not be obligated to consummate the transfer of shares of Common Stock contemplated by an agreement between TPG and a Prospective Purchaser if, pursuant to the terms and conditions of such agreement, TPG is not obligated to do so and, in the event TPG elects not to consummate a transfer which it is not obligated to consummate as provided in this clause (ii), TPG shall have no liability to any New Stockholder (which term includes, without limitation, any Electing Stockholder).

        The closing of the sale of TPG's shares of Common Stock to the Prospective Purchaser hereunder shall be conditioned on the simultaneous purchase by the Prospective Purchaser of the Applicable Amount of shares of Common Stock from each Electing Stockholder. Notwithstanding the foregoing, in the event any Electing Stockholder breaches any obligation it may have under this Section 2.04 or, in the event that any representation and warranty of any Electing Stockholder contained in the purchase agreement with the Prospective Purchaser is not true and correct as of the date made or as of the proposed closing date or the Electing Stockholder shall fail to perform any covenant or agreement contained in such agreement or the Electing Stockholder shall otherwise breach its obligations under such agreement and, in each case, such misrepresentation, breach or failure to perform such covenant or agreement results in the nonsatisfaction of a condition precedent to such agreement (and the Prospective Purchaser does not waive such condition precedent), TPG shall be free to sell its Shares to the Prospective Purchaser without liability to the Electing Stockholder under this Agreement and such sale shall not limit or waive in any respect any claim, right or cause of action that TPG may have against such Electing Stockholder in respect of such breach.

        SECTION 2.05 Drag-Along Rights. Notwithstanding the provisions of
Section 2.01 and without first offering its shares of Common Stock to TPG as contemplated by Section 2.03(c), if TPG executes a binding agreement to transfer all of its shares of Common Stock to a Person making a Bona Fide Offer, then each of the New Stockholders shall transfer, subject to the terms and conditions set forth below, at the sole election of TPG (exercisable by delivery to each of the New Stockholders of a copy of such binding agreement and a Drag-Along Notice at least 20 days prior to the closing date specified in such Notice), all of its shares of Common Stock to such Person; provided that (i) each of the New Stockholders shall receive from such Person the same per share consideration to be paid to TPG in such transaction, (ii) the consideration received in such transaction shall be the same as the consideration to be paid to TPG in such transaction and (iii) the closing of any transaction effected pursuant to this Section 2.05 shall be conditioned on the simultaneous purchase of TPG's shares of Common Stock; and provided, further, that the New Stockholders shall not be obligated to transfer their shares of Common Stock pursuant to this Section 2.05 if at the time of TPG's transfer pursuant to such agreement (prior to giving effect thereto) TPG beneficially owns less than 40% of the voting power of the Company. Notwithstanding the foregoing, in the event any New Stockholder breaches its obligations under this Section 2.05 or, in the event that any representation and warranty of such New Stockholder contained in the purchase agreement with the Person making the Bona Fide Offer is not true and correct as of the date made or as of the proposed closing date or such New Stockholder shall fail to perform any covenant or agreement contained in such agreement or such New Stockholder shall otherwise breach its obligations under such agreement and, in each case, such misrepresentation, breach or failure to perform such covenant or agreement results in the nonsatisfaction of a condition precedent to such agreement (and the Person making the Bona Fide Offer does not waive such condition precedent), TPG shall be free to sell its shares of Common Stock to such Person without liability to any New Stockholder under this Agreement and such sale shall not limit or waive in any respect any claim, right or cause of action that TPG may have against such New Stockholder in respect of such breach.

        SECTION 2.06  Transfer Costs; Closing.

        (a) In the event the New Stockholders receive a Tag-Along Notice or Drag-Along Notice pursuant to Section 2.04 or 2.05, as the case may be, each Electing Stockholder (with respect to a Tag-Along Notice) or New Stockholder (with respect to a Drag-Along Notice), as the case may be, agrees to use its commercially reasonable efforts, in good faith and in a timely matter, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable, under applicable laws and regulations (including, without limitation, to ensure that all appropriate legal and other requirements are met and all consents of third Persons are obtained, in each case, with respect to the transfer by such Electing Stockholder or New Stockholder, as the case may be), to consummate the proposed transactions contemplated by Section 2.04 or 2.05, as the case may be. All reasonable costs and expenses incurred by Electing Stockholders or New Stockholders, as the case may be, in connection with a transfer made pursuant to Section 2.04 or 2.05 (including, without limitation, all costs and disbursements, finders' fees or brokerage commissions but excluding the fees and disbursements of counsel which shall be borne independently by each Electing Stockholder or New Stockholder, as the case may be), or to be paid by Electing Stockholders or New Stockholders as provided for in the relevant purchase agreement, shall be allocated pro rata among the Electing Stockholders or the New Stockholders, as the case may be, based upon the number of Shares sold by each Electing Stockholder or New Stockholder.

        (b) The closing of any transfer of Shares pursuant to Section 2.03(c),
2.04 or 2.05 shall take place at the offices of the Company (or at such other place as the participants shall mutually agree upon) not later than 90 days from the receipt by TPG of a Notice of Offer or from the receipt by the New Stockholders of the Tag-Along Notice or the Drag-Along Notice, as the case may be (subject to the expiration of any waiting period under the HSR Act and the other terms and conditions provided in the underlying purchase agreement). At such closing, the purchaser shall pay the purchase price for such Shares, in the form and in the manner provided for in the underlying purchase agreement, against delivery by the transferors of the Shares to be transferred, free and clear of all liens, security interests or adverse claims of any kind and nature except as otherwise provided for in this Agreement, duly endorsed or accompanied by duly executed documents of transfer, in each case with signatures guaranteed by a signature guarantor reasonably acceptable to the purchaser, and with any required stock transfer tax stamp affixed.

        SECTION 2.07 Restrictive Legend. Each certificate evidencing Shares shall contain the following restrictive legend:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS' AGREEMENT DATED AS OF MARCH 26, 1998 AND MAY BE VOTED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER."


                                   ARTICLE III

                             PIGGY BACK REGISTRATION

        SECTION 3.01  Piggy Back Registration.

        (a) If the Company, at any time, proposes to register any of its equity securities (or securities convertible into equity securities) under the 1933 Act (other than by registration on a Form S-4 or Form S-8 or any successor or similar form then in effect), whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities for sale, each such time it shall give prompt written notice to all Stockholders owning Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any such Stockholder delivered to the Company within 30 days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder and the intended method of disposition thereof), the Company shall use its reasonable best efforts to effect the registration under the 1933 Act of all Registrable Securities which the Company has been so requested to register by such Stockholders, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

               (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or delay the registration of such securities, the Company may, at its election, give written notice of such determination to each Stockholder owning Registrable Securities and thereupon, (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

               (ii) if (A) the registration so proposed by the Company involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters under underwriting terms appropriate for such a transaction and (B) the managing underwriter of such underwritten offering shall advise the Company, and/or the party on whose behalf the securities are being registered, that, in its opinion, the distribution of all or a specified portion of such Registrable Securities concurrently with the securities being distributed by such underwriters will adversely affect the distribution of such securities by such underwriters, then the Company shall promptly furnish each such holder of Registrable Securities with a copy of such opinion and may deny, by written notice to each such Stockholder accompanying such opinion, the registration of all or a specified portion of such Registrable Securities (in case of a denial as to a portion of such Registrable Securities, such portion to be allocated among such Stockholders and the Retaining Stockholders in proportion to the respective number of Shares requested to be included therein by such Stockholder); and

               (iii) each Stockholder requesting registration of Registrable Securities pursuant to this Section 3.01 shall be permitted to withdraw all or part of such Stockholder's Registrable Securities at any time prior to the effective date of such registration; provided that in the event of a withdrawal from a registration, any fees and disbursements incurred by Stockholders requesting withdrawal in connection with such registration shall be paid by such Stockholders.

               (iv) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 3.01, (A) in connection with any merger, acquisition, exchange offer, recapitalization, or consolidation of the Company or any of its Subsidiaries or the adoption or implementation of any dividend reinvestment plan, stock option or other employee benefit plan or (B) in connection with an Initial Public Offering unless the Company permits any Stockholder to participate in such Initial Public Offering, in which case, then all other Stockholders shall be allowed to participate in such offering, and the

        Company shall be obligated to give prompt written notice to all Stockholders owning Registrable Securities of their right to do so.

                      (v) the New Stockholders will, if requested by the underwriters for an underwritten public offering of equity securities of the Company, agree not to sell or transfer any equity securities of the Company (other than equity securities, if any, included in such offering), without the consent of the underwriters, for a period of not more than 180 days following effectiveness of the registration statement relating to such public offering

        (b) In connection with the preparation and filing of each registration statement under the 1933 Act pursuant to which Registrable Securities will be registered, the Company will give (i) each holder of Registrable Securities, who beneficially owns in excess of 5% of the shares of Common Stock then outstanding, to be registered under such registration statement, (ii) their underwriters, if any, and (iii) their respective counsel and accountants such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

        (c) Subject to Section 3.01(a)(iii), the Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested to be registered pursuant to this Section 3.01 (including Registration Expenses incurred in connection with registration efforts which are terminated in accordance with Section 3.01(a)(1) hereof). All other costs and expenses shall be borne by the party bearing such costs or expenses.

        SECTION 3.02 Registration Procedures.

        (a) In connection with the registration of any Registrable Securities under the 1933 Act as provided in Section 3.01, the Company shall as soon as practicable:

               (i) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;

               (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller, or sellers, thereof set forth in such registration statement or the expiration of six (6) months after such registration statement becomes effective;

               (iii) furnish to each seller of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the 1933 Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such seller;

               (iv) use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

               (v) use its best efforts to furnish to each holder of at least twenty-five percent (25%) of the Registrable Securities covered by the registration statement, upon such holder's request, a signed counterpart, addressed to such holder, of an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement speaking both as of the effective date of the registration statement and the date of the closing under the underwriting agreement) covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel;

               (vi) use its reasonable best efforts to obtain a "cold comfort" letter from the Company's independent public accountant in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the holders of a majority of the Registrable Securities covered by the registration statement may request;

               (vii) promptly notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event known to the Company as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder or holders prepare and furnish to such holder or holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (viii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and generally make available to its securities holders an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act not later than eighteen (18) months after the effective date of such registration; and

               (ix) use its reasonable best efforts to (A) list the Registrable Securities covered by such registration statement on any securities exchange on which any of the Shares is then listed, if any, or (B) have authorized for quotation and/or listing, as applicable, on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") or the National Market System of NASDAQ if the Registrable Securities so qualify; in each case subject to the applicable listing requirements of the respective securities exchange or NASDAQ.

The Company may require, as a condition to each holder's participation in the registration, each holder of Registrable Securities as to which any registration is being effected (i) to furnish the Company with such information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request or as shall be required by law (including, without limitation, any applicable state securities law) or by the SEC in connection therewith and (ii) to enter into a holdback agreement on customary terms and conditions.

         (b) If the securities proposed to be registered are to be distributed by or through one or more underwriters, the managing underwriter shall be selected by the Company or the Person (other than the New Stockholders) on whose behalf the securities were initially requested to be registered.

        SECTION 3.03 Indemnification; Contribution.

        (a) In the event of any registration of any Registrable Securities under the 1933 Act, the Company shall indemnify and hold harmless (i) in the case of any registration statement (including any related notification or document incident to such registration statement) filed pursuant to Section 3.01, the seller of any Registrable Securities covered by such registration statement, its directors and officers, each officer and director of each underwriter, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls such seller or any such underwriter, within the meaning of the 1933 Act, against any losses, claims, damages, liabilities and expenses (including reasonable fees and expenses incurred in connection with enforcing the provisions of this Section 3.03(a)), joint or several, to which any such indemnified party may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the 1933 Act, any preliminary prospectus (unless any such statement is corrected in a subsequent prospectus and the underwriters are given the opportunity to circulate the corrected prospectus to all persons receiving the preliminary prospectus), final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such indemnified parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case and shall not indemnify any Person to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or document incorporated by reference based upon written information furnished by such Person to the Company for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified parties and shall survive the transfer of such securities by such seller. The Company shall agree to provide for contribution relating to such indemnity pursuant to Section 3.03(b) below.

        (b) If for any reason the foregoing indemnity and reimbursement is unavailable or is insufficient to hold harmless an indemnified party under
Section 3.03(a), then the Company shall contribute to the amount paid or payable by such indemnified party as a result of any loss, claim, damage or liability (as actions or proceedings, whether commenced or threatened, in respect thereof), including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Company on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, the Company shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits to the Company and the indemnified party as well as any other relevant equitable considerations. The parties agree that it would not be just and equitable if contributions pursuant to this Section 3.03(b) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this
Section 3.03(b). Notwithstanding anything in this

Section 3.03(b) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 3.03(b) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        (c) The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 3.02(a), that the Company shall have received an undertaking satisfactory to it from each of the prospective sellers of such securities and their underwriters, to indemnify and hold harmless, and to provide for contribution (in the same manner and to the same extent as set forth in subdivisions (a) and (b) of this Section 3.03), the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other Person, if any, who controls the Company within the meaning of the 1933 Act, with respect to any untrue statement, or alleged untrue statement, or omission, or alleged omission, made in such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, if such untrue statement, or alleged untrue statement, or omission, or alleged omission, was based upon written information furnished by any such prospective sellers or their underwriters to the Company for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or document incorporated by reference. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

        (d) Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.03, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.03 except to the extent that the indemnifying party's liabilities and obligations under this Section 3.03 are prejudiced as a result of such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless (i) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (ii) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (iii) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interest between such indemnified party and any other Person represented by such counsel in such proceeding. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

        SECTION 4.01 Transactions with Affiliates. All transactions between the Company and any member of TPG or any Affiliate of TPG shall require the prior approval of the holders of a majority of the Common Stock (excluding stock held by TPG and its Affiliates) other than agreements or transactions which are on arms-length terms or consulting fees with terms which are customary as between TPG and its portfolio companies.

        SECTION 4.02 Conflict with Certificate and/or Bylaws. The parties hereto intend that in the event of any conflict or inconsistency between this Agreement and the Certificate or Bylaws of the Company, the provisions of this Agreement shall control, and therefore in the event that any term or provision of this Agreement is rendered invalid, illegal or unenforceable by the Certificate or Bylaws, the parties agree to take all action, including voting their Shares, to amend the Certificate or Bylaws (as the case may be) so as to render such term or provision valid, legal and enforceable, if and to the extent legally permitted.

        SECTION 4.03 Amendment. This Agreement may be altered or amended only with the written consent of the Company, TPG and the collective consent of the New Stockholders. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof.

        SECTION 4.04 Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of breach by any party damages would not be an adequate remedy, and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

        SECTION 4.05 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assignees of the parties hereto; provided that except as expressly permitted or required elsewhere in this Agreement, the rights and obligations of the parties hereto may not be assigned without the prior written consent of the Company, TPG and the collective consent of the New Stockholders. Notwithstanding the foregoing, TPG may assign its rights under this Agreement to any transferee of its Shares other than a transferee pursuant to Article III or pursuant to a Rule 144 or Rule 144(k) Sale and (ii) any New Stockholder may assign any of its rights hereunder to any transferee of its Shares pursuant to
Section 2.03. Any party to, or Person who is subject to, this Agreement, upon ceasing to own Shares or any interest therein, shall thereupon cease to be a party to, or Person who is subject to, this Agreement and shall thereafter have no rights or obligations hereunder except as expressly provided for elsewhere in this Agreement, including, without limitation, Section 2.03(a) and Section 3.03.

        SECTION 4.06 Shares Subject to this Agreement. All Shares of the Company (or any successor thereto) beneficially owned or hereafter acquired by the Stockholders or their Affiliates shall be subject to the terms of this Agreement. Any Shares acquired in the open market or pursuant to a public offering or a Rule 144 or Rule 144(k) Sale shall not be subject to this Agreement.

        SECTION 4.07 Notices. All notices, statements, instructions or other documents provided for herein shall be in writing and shall be delivered either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested or by mailing (as set forth above) and transmitting by facsimile a copy of such writing, addressed as follows:

        (a)    if to TPG, to:

               TPG Partners II, L.P.
               345 California Street, Suite 3300
               San Francisco, California 94104
               Attention:  Mr. David M. Stanton
               Facsimile:  (415) 616-0420

               with a copy to:

               Cleary, Gottlieb, Steen & Hamilton
               One Liberty Plaza
               New York, New York 10006
               Attention:  Daniel S. Sternberg, Esq.
               Facsimile:  (212) 225-3999

        (b)    if to the Company, to:

               Zilog, Inc.
               210 East Hacienda Avenue
               Campbell, California 95008
               Attention:  Richard R. Pickard, Esq.
               Facsimile:  (408) 374-8183
               with a copy to:

               Pillsbury Madison & Sutro LLP
               2550 Hanover Street
               Palo Alto, CA  94304-1115
               Attention:  Katharine A. Martin, Esq.
               Facsimile:  (650) 233-4545

        (c) if to the New Stockholders, to their respective addresses and facsimile numbers set forth on Schedule I hereto.

Each party, by written notice given to the other parties in accordance with this
Section 4.07, may change the address to which notices, statements, instructions or other documents are to be sent to such party. Except as otherwise provided herein, all notices, statements, instructions and other documents hereunder shall be deemed to have been given on the earlier of the date of actual delivery and 3 days after the date of mailing, except that notice of a change of address shall be effective only upon actual delivery.

        SECTION 4.08 Complete Agreement; Counterparts. This Agreement constitutes the entire agreement among the parties hereto or any of them with respect to the matters referred to herein as they relate to the parties hereto. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

        SECTION 4.09 Term of the Agreement. Unless this Section 4.09 is amended in accordance with the provisions of Section 4.03 hereof, this Agreement shall expire on February 27, 2006; provided that the provisions of Article II of this Agreement shall expire upon the earlier of February 27, 2006 and the completion of the Initial Public Offering; provided further that the provisions of Article III of this Agreement shall expire on February 27, 2013.

        SECTION 4.10 Headings. The section headings herein are for convenience of reference only and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

        SECTION 4.11 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles of conflicts of law). The parties agree that any service of process to be made hereunder may be made by certified mail, return receipt requested, addressed to the party at the address appearing in Section 4.07 together with a copy to be delivered to such party's attorneys as provided in
Section 4.07. The parties consent and agree that the state or federal courts located in Delaware shall have jurisdiction to hear and determine any claims or disputes pertaining to this Agreement or to any matter arising out of or related to this Agreement and each party waives any objection that it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

        SECTION 4.12 Consent by TPG and by the New Stockholders.

        (a) Any provision of this Agreement that requires any consent, agreement, waiver, designation or other determination or decision of TPG shall require, and shall be deemed to have been given or made upon, the consent, agreement, waiver, designation or other determination or decision of TPG Partners.

        (b) Any provision of this Agreement that requires any collective consent, agreement, waiver, designation or other determination or decision of the New Stockholders, shall require, and shall be deemed to have been given or made upon, the consent, agreement, waiver, designation or other determination or decision of holders of a majority of the Shares held by the New Stockholders, as of the date such collective consent, agreement, waiver, designation or other determination or decision is required.

        SECTION 4.13 Additional Parties. Notwithstanding the provisions of
Section 4.08, additional holders of Shares may be added to and bound by this Agreement upon the signing and delivery of a counterpart of this Agreement by the Company and the acceptance thereof by such additional holders. Promptly thereafter, the Company will deliver a conformed copy thereof to the Stockholders.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.





                                       TPG PARTNERS II, L.P.

                                       By  TPG GenPar II, L.P., General Partner
                                           By   TPG Advisors II, Inc.,
                                                General Partner

                                        By /s/ JAMES O'BRIEN
                                           -------------------------------------
                                        Title Vice President
                                              ----------------------------------


                                        TPG INVESTORS II, L.P.

                                        By  TPG GenPar II, L.P., General Partner
                                            By   TPG Advisors II, Inc.,
                                                 General Partner

                                        By /s/ JAMES O'BRIEN
                                           -------------------------------------
                                        Title Vice President
                                              ----------------------------------


                                        TPG PARALLEL II, L.P.

                                        By  TPG GenPar II, L.P., General Partner
                                            By   TPG Advisors II, Inc.,
                                                 General Partner

                                        By /s/ JAMES O'BRIEN
                                           -------------------------------------
                                        Title Vice President
                                              ----------------------------------


                                       ZILOG, INC.

                                        By /s/ RICHARD R. PICKARD
                                           -------------------------------------
                                        Title Secretary
                                              ----------------------------------

                                   SCHEDULE I

                                NEW STOCKHOLDERS



FOX PAINE CAPITAL FUND, L.P.          Print Name: FOX PAINE CAPITAL FUND, L.P.
 By:  FOX PAINE CAPITAL, LLC,         Address:    950 Tower Lane, Suite 1950
      its General Partner                         Foster City, California  94404
                                      Facsimile:  650-525-1396
                                      Telephone:  650-525-1300
____________________________
Name:
Title:


___________________________          Print Name________________________________
                                     Address   ________________________________
                                               ________________________________
                                               ________________________________
                                     Facsimile ________________________________
                                     Telephone ________________________________




___________________________          Print Name________________________________
                                     Address   ________________________________
                                               ________________________________
                                               ________________________________
                                     Facsimile ________________________________
                                     Telephone ________________________________




___________________________          Print Name________________________________
                                     Address   ________________________________
                                               ________________________________
                                               ________________________________
                                     Facsimile ________________________________
                                     Telephone ________________________________